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                                                                    EXHIBIT 23.1

                        INDEPENDENT AUDITORS' CONSENT OF
                              DELOITTE & TOUCHE LLP



We consent to the incorporation by reference in Registration Statements No. 33-15765, No. 33-47993, No. 33-64430, No. 33-64432, No. 33-80596, No.
33-80386 and No. 333-14295 of Medical Graphics Corporation on Form S-8 of our report dated April 4, 1997 (April 15, 1997 as to the third paragraph of Note
11) appearing in this Annual Report on Form 10-KSB of Medical Graphics Corporation for the year ended December 31, 1996.


April 15, 1997                               /s/ Deloitte & Touche LLP
Minneapolis, Minnesota